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                                                                  EXHIBIT (h)(3)

                     SUB-ADMINISTRATION SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 14th day of May, 2001, by and between Lindner Asset Management, Inc., a Michigan corporation (the "Company"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company ("FMFS").

         WHEREAS, the Company is a registered investment advisor under the Investment Advisers Act of 1940;

         WHEREAS, FMFS is a limited liability company and, among other things, is in the business of providing fund administration services for the benefit of its customers;

         WHEREAS, the Company is administrator to Lindner Investments, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), comprised of separate investment series listed on Schedule A (the "Funds");

         NOW, THEREFORE, the Company and FMFS do mutually promise and agree as follows:

I.       APPOINTMENT OF SUB-ADMINISTRATOR

         The Company hereby appoints FMFS as Sub-Administrator of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II.      DUTIES AND RESPONSIBILITIES OF THE COMPANY AS ADMINISTRATOR OF THE
         TRUST

         A.    General Fund Management

               1.   Act as liaison among the Funds' service providers.

               2.   Coordinate board communication by:

                    a. Assisting Trust counsel in establishing meeting agendas.

                    b. Preparing and presenting board reports based on financial and administrative data.

                    c.   Supervising preparation of board minutes.

                    d. Evaluating independent auditors and Trust counsel for Board of Trustees review and approval.

               3.   Coordinate overall operations of the Funds.



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         B.    Audits

               1. Provide central coordination of interactions with SEC and other regulatory agencies.

               2.   Provide office facilities to assist audit process.

         C.    SEC Registration

               1. Update prospectus, statement of additional information and proxies as requested.

               2.   Coordinate updates with Trust counsel.

               3. Coordinate printing and distribution of required prospectus updates and proxies.

         D.    Treasury Services

               1. Provide staff to act as officers and signatures for the Company to authorize official documents.

               2.   Review and approve all Fund expense items.

               3. Maintain overall expense accrual targets for fiscal reporting periods and co-ordinate with Trust Accountant.

III.     DUTIES AND RESPONSIBILITIES OF FMFS AS SUB-ADMINISTRATOR

         A.    Financial Reporting

               1.   Prepare Annual and Semi-Annual reports.

               2. Prepare financial highlights and expense summary for prospectus updates.

               3.   Prepare and file Rule 24f-2 notices.

               4. Prepare financial reports and schedules for the independent auditors.

               5.   Assist in the coordination of board communication by:

                    a. Prepare financial reports as required by the Trust for inclusion in board reports.

                    b. Prepare and disseminate regular quarterly board materials.



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               6.   Supervise the Trust's Custodian and Fund Accountant in the
                    maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements including oversight of expense accruals and payments, of the determination of net asset value of each Fund's net assets and of each Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders.

         B.    Tax Reporting

               1. Prepare and file on a timely basis appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules.

               2.   Prepare state income breakdowns where relevant.

               3. File Form 1099 Miscellaneous for payments to directors and other service providers.

               4.   Monitor wash sales/losses.

               5. Calculate eligible dividend income for corporate shareholders.

         C.    Portfolio Regulatory Compliance

               1. Monthly, quarterly and intra-monthly spot checks as needed to monitor compliance with the Investment Company Act of 1940 requirements.

                          a.   Asset diversification tests.

                          b.   Total return and SEC yield calculations.

                          c.   Maintenance of books and records under Rule
                               31a-3.

                          d. Code of Ethics monitoring for the Board of Directors.

               2. Periodically monitor the Funds' compliance with the policies and investment limitations of the Funds as set forth in their prospectuses and statements of additional information.

               3. Monthly, quarterly and intra-monthly spot checks as needed to monitor the Funds' status as regulated investment companies under Subchapter M of the IRS Code through review of the following:

                    a.    Asset diversification requirements.

                    b.    Qualifying income requirements.

                    c.    Distribution requirements.

               4. Calculate required distributions (including excise tax distributions).

               5.   Blue Sky Filings



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                    a.   Prepare and file with the appropriate state securities
                         authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares.

                    b. Prepare and file appropriate state registrations for broker/dealer and/or agents of the Trust.

                    c. Monitor status and maintain registrations in each state.


IV.      COMPENSATION

         The Company agrees to pay FMFS for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

         These fees may be changed from time to time, subject to mutual written agreement between the Company and FMFS.

         The Company agrees to pay all fees and reimbursable expenses within 10 business days following the mailing of the billing notice.

V.       ADDITIONAL SERIES

         In the event that the Trust establishes one or more series of shares in addition to the Funds, with respect to which it desires to have FMFS render substantially similar sub-administration services, under the terms hereof, it shall so notify FMFS in writing, and subject to FMFS' consent, which consent shall not be unreasonably withheld, FMFS will provide such services and such additional series will be subject to the terms and conditions of this Agreement.

VI.      PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

               A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS' control, except a loss resulting from FMFS' refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder
         (i) in accordance with the foregoing



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         standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company or Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Company or the Board of Trustees of the Trust.

                     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS' control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company and the Trust shall be entitled to inspect FMFS' premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

                     Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

               B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Company may be asked to indemnify or hold FMFS harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use all reasonable care to notify the Company promptly in writing concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company . The Company shall have the option to defend FMFS against any claim which may be the subject of this indemnification. In the event that the Company so elects, it will so notify FMFS and thereupon the Company shall take over complete defense of the claim, and FMFS shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FMFS shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify FMFS except with the Company's prior written consent.

                     The Company will also indemnify and hold FMFS harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit that arises as a result of FMFS, acting upon the written or telephonic instructions of the Chairman of the Company, on a shareholder by shareholder basis, facilitating the purchase, redemption or exchange of shares of any series of the Trust to any non-U.S. resident, (unless contributed to by FMFS' breach of this Agreement or other agreements between the Company and FMFS, or FMFS' own negligence or bad faith).



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               C. FMFS shall indemnify and hold the Company and/or Trust and the
         Funds harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Company and/or Trust or the Funds by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS' refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

VII.     CONFIDENTIALITY

         FMFS shall handle, in confidence, all information relating to the Trust or the Company's business that is received by FMFS during the course of rendering any service hereunder.

VIII.    DATA NECESSARY TO PERFORM SERVICE

         The Trust, the Company or their agents, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

IX.      TERM OF AGREEMENT

               This Agreement shall become effective as of the day and year first written above and shall continue in full force and effect automatically for successive annual periods unless otherwise terminated as provided herein. This Agreement may be terminated by either party at any time upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. This Agreement may be replaced or modified by a subsequent written agreement between the parties.

X.       DUTIES IN THE EVENT OF TERMINATION

               In the event that, in connection with termination, a successor to any of FMFS' duties or responsibilities hereunder is designated by the Company and/or Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company and/or Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company and/or Trust (if such form differs from the form in which FMFS has maintained, the Company and/or Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS' personnel in the establishment of books, records, and other data by such successor.



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XI.      GOVERNING LAW

               This Agreement shall be construed in accordance with the laws of the State of Wisconsin. However nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended (the "Investment Company Act") or any rule or regulation promulgated by the SEC thereunder.

XII.     NOTICES

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

               Firstar Mutual Fund Services
               615 East Michigan Street, 2nd Floor
               Milwaukee, Wisconsin 53202

         and notice to the Company shall be sent to:

               Lindner Asset Management, Inc.
               520 Lake Cook Drive, Suite 380
               Deerfield, IL 60015

XIII.    RECORDS

         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company and/or Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the Investment Company Act as amended (the "Investment Company Act"), and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and/or Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Company and/or Trust on and in accordance with their request.

XIV.     MERGER OF AGREEMENT

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.




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LINDNER ASSET MANAGEMENT, INC.              FIRSTAR MUTUAL FUND SERVICES,
                                            LLC


By: /S/ DOUG T. VALASSIS                    By: /S/ ROBERT J. KERN
Title:Chairman                              Title: Senior Vice President




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                     SUB-ADMINISTRATION SERVICING AGREEMENT
                               ANNUAL FEE SCHEDULE


                                                                       EXHIBIT A

FUND                                                                   DATE ADDED
----                                                                   ----------
Lindner Large-Cap Fund                                                 May 14, 2001
Lindner Small-Cap Fund                                                 May 14, 2001
Lindner Asset Allocation Fund                                          May 14, 2001
Lindner Utility Fund                                                   May 14, 2001
Lindner Market Neutral Fund                                            May 14, 2001
Lindner Government Money Market Fund                                   May 14, 2001



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                        FIRSTAR MUTUAL FUND SERVICES, LLC
                    FUND ADMINISTRATION & COMPLIANCE SERVICES
                               ANNUAL FEE SCHEDULE

DOMESTIC FUNDS

Annual fee based upon assets per fund Year 1
(from May 14, 2001 until May 13, 2002)

         7 basis points on the first $200 million

         5 basis points on the next $500 million

         4 basis points on the balance

         Minimum annual fee: $50,000 largest fund, $30,000 for each additional fund. Market Neutral, Small-Cap, Utility Funds minimum - $15,000

Annual fee based upon assets per fund Year 2*

         8 basis points on the first $200 million

         6 basis points on the next $500 million

         4 basis points on the balance

         Minimum annual fee: $50,000 largest fund, $30,000 for each additional fund. Market Neutral, Small Cap, Utility Funds minimum - $20,000

Opportunities Fund - $800/month until liquidated.

Extraordinary services - quoted separately

FUND PERFORMANCE/AFTER-TAX PERFORMANCE

Initial Setup* (delivery up to 5 locations)

History Conversion and System Initialization - $500/fund

Delivery - Fax, File, E-mail included

FTP

Delivery - $2,500 /site or FTP address

Services

Daily Pricing Feed - $200/fund group/month

Performance Reporting Services - $1,100 /fund group/month

Plus out-of-pocket expenses, including but not limited to:

         Postage, Stationery

         Programming, Special Reports

         Proxies, Insurance

         EDGAR filing - Approx. $9.00/page

         Retention of records

         Federal and state regulatory filing fees

         Certain insurance premiums

         Expenses from board of trustees meetings

         Auditing and legal expenses

         Blue Sky conversion expenses (if necessary)

         All other out-of-pocket expenses


INTERNATIONAL FUNDS

Annual fee based upon assets per fund*


         9 basis points on the first $200 million

         7 basis points on the next $300 million

         6 basis points on the next $500 million

         5 basis points on the balance

         Minimum annual fee: $45,000 per fund

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited

To:

         Postage, Stationery

         Programming, Special Reports

         Proxies, Insurance

         EDGAR filing - Approx. $9.00/page

         Retention of records

         Federal and state regulatory filing fees

         Certain insurance premiums

         Expenses from board of trustees meetings

         Auditing and legal expenses

         Blue Sky conversion expenses (if necessary)

         All other out-of-pocket expenses

Fees are billed monthly


* LEGAL ADMIN - INCLUDES POST-EFFECTIVE AMENDMENTS FOR STANDARD/NOMINAL CHANGES. MODIFICATIONS TO PRODUCT STRUCTURE, FUND ADDITIONS, CLASS CHANGES, PROXIES, ETC. ARE BILLED AT $150 PER HOUR.

* EFFECTIVE THE FIRST DAY AFTER THE EXPIRATION OF THE SECOND YEAR OF THIS AGREEMENT, AND EACH SUBSEQUENT ANNIVERSARY OF THE AGREEMENT, THE ANNUAL FEE SHALL BE INCREASED OVER THE PRECEDING 12 MONTHS IN AN AMOUNT EQUAL TO THE PERCENTAGE CHANGE IN THE CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS ("CPI-U"), ALL ITEMS, INDEX BASED ON 1982-1984 100 AS LAST REPORTED BY THE U.S. BUREAU OF LABOR STATISTICS DURING THE PRECEDING 12 MONTHS.

All fees are billed monthly.




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